Alliance Select Investor Series, Inc. (the "Fund")
Exhibit 77Q3(a)
811-09176

(i) We have tested these disclosure controls and procedures as of October 30, 2002 and report that they are working properly to ensure that material information required to be disclosed in the report is so disclosed or, if not, is made known to the Certifying Officer, particularly during the period in which the reports are being prepared.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) Certification:

I, Mark D. Gersten, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Select
Investors Series, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors
(or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: December 19, 2002

/s/ Mark D. Gersten
Mark D. Gersten
Treasurer and Chief Financial Officer

Certification:

I, John D. Carifa, certify that:

1. I have reviewed this report on Form N-SAR of Alliance Select
Investors Series, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c)presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: December 19, 2002

/S/ John D. Carifa
John D. Carifa
Chairman and President

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional sub-custodians for Series 1 and Series 2 are as follows:


BARCLAYS BANK OF ZAMBIA LTD., Lusaka, Zambia
BARCLAYS BANK OF ZIMBABWE LTD., Harare, Zimbabwe

The additional sub-custodians for Series 4 are as follows:

BANCO NACIONAL DE MEXICO, Mexico DF, Mexico
BANCO BILBAO VIZCAYA, Madrid, Spain
BANCO SANTANDER (BSCH), Madrid, Spain
BANK AUSTRIA AG, Vienna, Austria
BANK OF TOKYO-MITSUBISHI LTD, Tokyo, Japan
BANK BOSTON, Sao Paulo, Brazil
BANK OF IRELAND, Dublin, Ireland
CITIBANK, Praha, Czech Republic
CITIBANK, Budapest, Hungary
CITIBANK, Istambul, Turkey
CITIBANK, Athens, Greece
CITIBANK, Cairo, Egypt
CITIBANK, Worli, Mumbai, India
CITIBANK, Warsaw, Poland
CITIBANK, Lima, Peru
CITIBANK, Chongro-Ko, Korea
CREDIT AGRICOLE INDOSUEZ, Paris, France
DEUTSCHE BANK, Frankfurt, Germany
EUROCLEAR, Brussels, Belgium
FIRST RAND BANK LTD, Johannesburg, South Africa
FORTIS BANK (NETHERLANDS) NV, Amsterdam, Netherlands
HONG KONG BANK, Kuala Lumpur, Malaysia
HSBC, Hong Kong, Hong Kong
HSBC, Port Luis, Mauritius
HSBC, Singapore, Singapore
HSBC PLC, London, United Kingdom
HSBC, Bangkok, Thailand
INTESA BCI, Milan, Italy
NATIONAL AUSTRALIAN BANK, Melbourne, Australia
NATIONAL NOMINEES LTD, Auckland, New Zealand
NORDEA BANK, Helsinki, Finland
NORDEA BANK, Oslo, Norway
ROYAL BANK OF CANADA, Toronto, Canada
SKANDINAVISKA ENS BANKEN, Stockholm, Sweden
STANBIC BANK LTD, Nairobi, Kenya
STANBIC BANK LTD, Gaborone, Botswana
STANBIC BANK LTD, Lusaka, Zambia
STANBIC BANK LTD, Harare, Zimbabwe
STANDARD BANK OF SOUTH AFRICA, Windhoek, Namibia
STANDARD BANK OF SOUTH AFRICA, Johannesburg, South Africa
STANDARD CHARTERED BANK, Taipe, Taiwan
UBS, Zurich, Switzerland




Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 completely, the correct answers are as follows:

Items 72DD1 and 72DD2 - Dividends paid from Net Investment Income:

Series 1 - Premier:
Class A $0
Class B $0
Class C $0

Distributions in excess of net investment income:
Class A $0
Class B $0
Class C $0

Series 2 - Technology:
Class A $0
Class B $0
Class C $0

Distributions in excess of net investment income:
Class A $0
Class B $0
Class C $0

Series 4 - Small Cap Portfolio:
Class A $0
Class B $0
Class C $0

Distributions in excess of net investment income:
Class A $0
Class B $0
Class C $0

Items 73A1 and 73A2 - Dividends per share:

Series 1 - Premier:
Dividends paid from Net Investment Income:
Class A $0.0000
Class B $0.0000
Class C $0.0000

Distributions in excess of net investment income:
Class A $0.0000
Class B $0.0000
Class C $0.0000

Series 2 - Technology:
Dividends paid from Net Investment Income:
Class A $0.0000
Class B $0.0000
Class C $0.0000

Distributions in excess of net investment income:
Class A $0.0000
Class B $0.0000
Class C $0.0000

Series 4 - Small Cap Portfolio:
Dividends paid from Net Investment Income:
Class A $0.0000
Class B $0.0000
Class C $0.0000

Distributions in excess of net investment income:
Class A $0.0000
Class B $0.0000
Class C $0.0000


Items 74U1 and 74U2 - Number of Shares Outstanding:

Series 1 - Premier:
Class A 4,342
Class B 7,039
Class C 3,431

Series 2 - Technology:
Class A 16,315
Class B 22,913
Class C 12,837

Series 4 - Small Cap Portfolio:
Class A 170
Class B 270
Class C 109

Items 74V1 and 74V2 - Net Asset Value Per Share:

Series 1 - Premier:
Class A $7.44
Class B $7.21
Class C $7.21

Series 2 - Technology:
Class A $2.43
Class B $2.39
Class C $2.38

Series 4 - Small Cap Portfolio:
Class A $5.92
Class B $5.85
Class C $5.85